Exhibit 10.1

STOCK EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION

STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement ”) dated September 8, 2009,  by and among Ecolocap Solutions Inc., a Nevada corporation, whose principal office is located at 740 Notre-Dame W., Suite 1525, Montreal, Quebec, Canada (“ESI”); Micro Bubble Technologies Inc., a Nevada corporation (“MBT”); and all of the shareholders of MBT set forth on Exhibit A (the “MBT SHAREHOLDERS”)

R E C I T A L S

                A.          MBT is dedicated to exploit nanotechnology applications with two patented and trade secreted technologies:

                              1) This technology is a new process that blends non-miscible liquids (oil and water) on a submicron level.  This mixing of fuel oils and water creates a new fuel product that is not an emulsified fuel which MBT calls EM-Fuel.  MBT is actively selling this technology worldwide.

                              2) The other technology is a Carbon Nano Tube battery.  MBT has demonstrated that the CNT Battery possess greater energy output and  faster recharge times as compared to what exists in the market today.

B.           MBT SHAREHOLDERS owns the number of shares of common stock of MBT set forth on Exhibit A.

C.           ESI is a publicly traded company engaged in the business of reducing carbon emissions.  On the Closing Date (as defined herein), ESI will have authorized capital of 100,000,000 shares of common stock, $0.001 par value per share.

D.           Prior to the Closing Date of the Agreement, ESI will have 43,813,739 shares of Common Stock issued and outstanding.

E.            ESI desires to acquire fifty five percent (55%) of the issued and outstanding common stock of MBT, in consideration for which ESI shall issue to MBT’s shareholders 54,000,000 restricted shares of its Common Stock.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

ACQUISITION OF MBT SHARES BY ESI

1.1   Acquisition of MBT. In the manner and subject to the terms and conditions set forth herein, ESI shall acquire from MBT SHAREHOLDERS, not less than fifty five percent (55%) of the issued and outstanding shares of MBT (the "MBT Shares").

1.2           Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the transactions set forth herein (the "Exchange") shall become effective on the Closing Date as defined herein.

1.3           Consideration.

(a)           In connection with the acquisition of the MBT Shares, ESI shall issue to MBT SHAREHOLDERS up to 54,000,000 restricted shares of ESI (the "ESI Shares").

(b)           If the outstanding shares of ESI Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then the number of shares of Common Stock referenced in Section 1.3(a), above, shall be appropriately adjusted.

(c)           No fractional shares of ESI Common Stock shall be issued in connection with this Agreement, and no certificates or scrip for any such fractional shares shall be issued.

                1.4           Effect of Stock Exchange. As of the Closing Date, all of the following shall occur:

                                (a)           The Articles of Incorporation of MBT and ESI, as in effect on the Effective Date, shall continue in effect without change or amendment.

(b)           The Bylaws of MBT and ESI, as in effect on the Closing Date, shall continue in effect without change or amendment.

(c)           Upon the Closing Date, Michael Siegel will be appointed President and CEO of ESI, and Robert Egger Jr. will be appointed COO.  Robert Egger Jr. will be appointed to the Board of Directors of ESI, in accordance with the notice provisions of Rule 14f-1 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) if so required.

                1.5           Disclosure Schedules. Simultaneously with the execution of this Agreement: (a) ESI shall deliver a schedule relating to ESI which, along with the reports of ESI filed with the Securities and Exchange Commission, shall be referred to as the "ESI Disclosure Schedule" , and (b) MBT SHAREHOLDERS and MBT shall deliver a schedule relating to MBT SHAREHOLDERS and MBT (the "MBT Disclosure Schedule" and collectively with the ESI Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement. ESI’S Disclosure Schedule shall include, but is not limited to, all publicly filed documents of ESI.

1.6           Further Action. From time to time after the Closing, without further consideration, the parties shall execute and deliver such instruments of conveyance and transfer and shall take such other action as any party reasonably may request to more effectively transfer the MBT Shares and ESI Shares.

ARTICLE II

CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

ESI, MBT SHAREHOLDERS and MBT covenant that between the date hereof and the Closing Date (as hereinafter defined):

2.1           Access by MBT SHAREHOLDERS and MBT. ESI shall afford to MBT SHAREHOLDERS, MBT, and their legal counsel, accountants and other representatives, throughout the period prior to the Closing Date, full access, during normal business hours, to (a) all of the books, contracts and records of ESI, and shall furnish MBT SHAREHOLDERS and MBT, during such period, with all information concerning ESI that MBT SHAREHOLDERS or MBT may reasonably request and (b) the properties of ESI in order to conduct inspections at MBT SHAREHOLDERS and MBT’s expense to determine that ESI is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that ESI's assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by MBT SHAREHOLDERS or MBT shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. MBT SHAREHOLDERS and MBT shall grant identical access to ESI and its agents.

2.2           Conduct of Business. During the period from the date hereof to the Closing Date, the business of ESI and MBT shall be operated by the respective entities in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

(a)           ESI and MBT, respectively, shall each use its reasonable efforts to (i) keep available the services of the present agents of ESI and MBT; (ii) complete or maintain all existing material arrangements; (iii) maintain the integrity of all confidential information of ESI and MBT; and (iv) comply in all material respects with all applicable laws; and (b) Except as contemplated by this Agreement, ESI and MBT shall not (i) sell, lease, assign, transfer or otherwise dispose of any of their material assets or property including cash; (ii) agree to assume, guarantee, endorse or in any way become responsible or liable for, directly or indirectly, any material contingent obligation; make any material capital expenditures; (iii) enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business; (iv) declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding; (v) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement; (vi) enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; (vii) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired; or (viii) agree to do any of the foregoing.

2.3           Exclusivity to MBT SHAREHOLDERS and MBT. ESI and its officers, directors, representatives and agents, from the date hereof, until the Closing Date (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than MBT SHAREHOLDERS and MBT or their respective agents concerning the Exchange, nor solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of ESI, nor the shares of capital stock of ESI from any person other than MBT SHAREHOLDERS and MBT, nor, except in connection with the normal operation of ESI's respective business, or as required by law, or as authorized in writing by MBT SHAREHOLDERS, disclose any confidential information concerning ESI to any person other than MBT SHAREHOLDERS, MBT and MBT SHAREHOLDERS and MBT’s representatives or agents. MBT SHAREHOLDERS and MBT shall from the date hereof, and until the Closing Date, owe the identical obligations of confidentiality and exclusivity to ESI concerning the Exchange as stated in this Section.

2.4           Board and Shareholder Approval. The Board of Directors of ESI has determined that the Exchange is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms of the Exchange. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by ESI, the valid and binding obligation of ESI, enforceable in accordance with their respective terms.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ESI

Except as set forth in the ESI Disclosure Schedule (which incorporates all the reports of ESI filed with the United States Securities and Exchange Commission) ESI represents and warrants to MBT SHAREHOLDERS and MBT as follows, with the knowledge and understanding that MBT SHAREHOLDERS and MBT are relying materially upon such representations and warranties.

3.1           Organization and Standing. ESI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. ESI has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of ESI. The copies of the Articles of Incorporation and Bylaws of ESI, as amended to date and made available to MBT SHAREHOLDERS and MBT, are true and complete copies of these documents as now in effect.

                3.2           Capitalization.

(a)           The number of shares of capital stock which are issued and outstanding are set forth in Recital D. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Other than as set forth in the ESI Disclosure Schedule and Recital D, there are no subscriptions, warrants, rights or calls or other commitments or agreements to which ESI is a party or by which it is bound, pursuant to which ESI is or may be required to issue or deliver securities of any class. Other than as set forth in the ESI Disclosure Schedule and Recital D, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of ESI.

(b)           To ESI’S knowledge, all outstanding shares of ESI capital stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

(c)           ESI has good and marketable title to all of the ESI Shares, free and clear of all liens, claims and encumbrances of any third persons.

3.3           Subsidiaries. ESI owns one subsidiary, Ecolocap Canada Ltd

3.4           Authority. ESI’s Board of Directors has determined that the Exchange is fair to and in the best interests of ESI’s stockholders. The execution, delivery and performance by ESI of this Agreement (including the contemplated issuance of up to 54,000,000 ESI Shares in accordance with this Agreement) has been duly authorized by all necessary action on the part of ESI. ESI has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by ESI in accordance herewith, the valid and binding obligations of ESI, enforceable in accordance with their respective terms.

3.5           Assets. Except as set forth in the ESI Disclosure Schedule, ESI has no material assets. ESI has good and marketable title to all of the assets and properties listed on Schedule 3.5 and as reflected on the balance sheet included in the ESI Financial Statements (as hereinafter defined).

3.6           Contracts and Other Commitments. Except as set forth in the ESI Disclosure Schedule, ESI is not a party to any contracts or agreements.

3.7           Litigation. There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting ESI before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of ESI. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against ESI or asserted against ESI that has not been paid.

3.8           Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add- on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

(a)           ESI has duly filed all Returns required to be filed by it other than Returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of ESI. All such Returns were, when filed, and to the knowledge of ESI are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. ESI has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

(b)           ESI is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of ESI, no claim for assessment or collection of any Tax related to ESI has been asserted against ESI that has not been paid. There are no Tax liens upon the assets of ESI. There is no valid basis, to ESI 's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to ESI by any governmental authority.

3.9           Compliance with Laws and Regulations. ESI has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of ESI is conducted or to which ESI is subject, including all requisite filings with the SEC. ESI has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

3.10         Hazardous Materials. To the knowledge of ESI, ESI has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term “Hazardous Materials” means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601(14), 9602.

3.11          No Breaches. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of ESI, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which ESI is a party or by which ESI or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of ESI under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.12          Employees. ESI has no employees that are represented by any labor union or collective bargaining unit. Nor does ESI have any employment agreements or compensation plans which are in effect with anyone.

3.13          Financial Statements. Year end audited financial statements and unaudited quarterly stub financial statements are available online at www.sec.gov (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of ESI for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied. There are no assets of ESI the value of which is materially overstated in said balance sheets.

3.14          Absence of Certain Changes or Events. Except as set forth in the ESI Disclosure Schedule, since June 30, 2009 (the "Balance Sheet Dates"), there has not been:

(a)           any material adverse change in the financial condition, properties, assets, liabilities or business of ESI;

(b)           any material damage, destruction or loss of any material properties of ESI, whether or not covered by insurance;

(c)           any material adverse change in the manner in which the business of ESI and has been conducted;

(d)           any material adverse change in the treatment and protection of trade secrets or other confidential information of ESI; and

(e)           any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which ESI has reason to believe, might be expected to result in, a material adverse change in the business or prospects of ESI.

3.15          Government Licenses, Permits, Authorizations. ESI has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of ESI, threatened.

3.16           Employee Benefit Plans.

(a)           ESI has no bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan.

(b)           ESI has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

(c)           Except as set forth in the ESI Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Exchange or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of ESI, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

3.17           Business Locations. Other than as set forth in the ESI Disclosure Schedule, ESI does not own or lease any real or personal property in any state or country.

3.18           Intellectual Property. ESI owns no intellectual property of any kind. ESI is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.19           Governmental Approvals. Except as set forth in the ESI Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by ESI with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with ESI’s execution, delivery and performance of this Agreement. Except as set forth in the ESI Disclosure Schedule, no consents of any other parties are required to be received by or on the part of ESI to enable ESI to enter into and carry out this Agreement.

3.20           Transactions with Affiliates. Except as set forth in the ESI Disclosure Schedule, ESI is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from ESI; nor are there any transactions of a continuing nature between ESI and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of ESI for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control” shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

3.21           No Distributions. ESI has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

3.22           Liabilities. ESI has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the ESI Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of ESI, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and ESI Disclosure Schedule.

3.23           Accounts Receivable. ESI has no accounts receivable.

3.24           Insurance. ESI has no insurance policies in effect.

3.25           No Omissions or Untrue Statements. To the best of each party’s knowledge no representation or warranty made by ESI to MBT SHAREHOLDERS and MBT in this Agreement, the ESI Disclosure Schedule or in any certificate of an ESI officer required to be delivered to MBT SHAREHOLDERS pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MBT SHAREHOLDERS AND MBT

Except as set forth in the MBT Disclosure Schedule, MBT SHAREHOLDERS and MBT jointly and severally represent and warrant to ESI as follows as of the date hereof and as of the Closing Date:

4.1           Organization and Standing of MBT. MBT is a corporation duly organized, validly existing and in good standing under the laws of the state of NEVADA and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of MBT. The copies of the Articles of Incorporation and Bylaws of MBT, as amended to date, and made available to ESI, are true and complete copies of those documents as now in effect.

4.2           Authority. The Board of Directors of MBT has determined that the Exchange is advisable and in the best interests of the MBT SHAREHOLDERS and MBT. MBT has approved and adopted this Agreement and the terms of the Exchange and has adopted a resolution recommending approval and adoption of this Agreement and the Exchange by MBT’s stockholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by MBT in accordance herewith, the valid and binding obligations of MBT, enforceable in accordance with their respective terms.

4.3           No Conflict. The making and performance of this Agreement will not (i) conflict with the Articles of Incorporation or the Bylaws of MBT, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which MBT is a party or by which MBT or any of their material assets, business, or operations may be bound or affected, or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of MBT, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment.

4.4           Properties. Except as set forth in the MBT Disclosure Schedule, MBT SHAREHOLDERS has good and marketable title to all of the MBT Shares, free and clear of all liens, claims and encumbrances of third persons whatsoever, and MBT has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the MBT Financial Statements (as hereinafter defined), or thereafter acquired.

4.5           Capitalization of MBT. The authorized capital stock of MBT consists of   shares of Common Stock, $0.01 par value per share, of which 2,000 shares are issued and outstanding.  There are no other classes of securities authorized for issuance by MBT.   Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of MBT or obligating MBT to issue or sell shares of Common Stock. To MBT’S knowledge, all outstanding shares of MBT capital stock have been issued and granted in compliance with all applicable legal requirements.

4.6           Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by MBT SHAREHOLDERS or MBT with any governmental authority, domestic or foreign, federal, state or local, is required in connection with MBT SHAREHOLDERSS OR MBT’s execution, delivery and performance of this Agreement. Except as set forth in the MBT Disclosure Schedule, no consents of any other parties are required to be received by or on the part of MBT SHAREHOLDERS or MBT to enable MBT SHAREHOLDERS and MBT to enter into and carry out this Agreement.

4.7           Adverse Developments. Since May 31, 2009 there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of MBT, and no event has occurred other than in the ordinary and usual course of business or as set forth in the MBT Financial Statements which could be reasonably expected to have a materially adverse effect upon MBT.

4.8           Taxes.  MBT has duly filed all returns required to be filed. All such returns were, when filed, and to MBT 's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. MBT has paid in full all taxes through the Closing Date. MBT is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of MBT, no claim for assessment or collection of any tax has been asserted against MBT that have not been paid. There are no tax liens upon the assets of MBT. There is no valid basis, to MBT 's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to MBT by any governmental authority.

4.9             Litigation. Except as set forth on the MBT Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting MBT SHAREHOLDERS or MBT before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against MBT SHAREHOLDERS or MBT.

4.10           Compliance with Laws and Regulations. MBT has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

4.11           Governmental Licenses, Permits and Authorizations. MBT has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.12           Liabilities. MBT has no material direct or indirect liabilities, as that term is defined in Section 3.22 ("MBT Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) MBT Liabilities fully and adequately reflected or reserved against on the MBT Balance Sheet, (ii) MBT Liabilities incurred in the ordinary course of the business of MBT, and (iii) MBT Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

4.13           MBT SHAREHOLDERS's Representations Regarding ESI Shares.

(a)           MBT SHAREHOLDERS acknowledge that ESI have very limited assets and business and that the ESI Shares are speculative and involve a high degree of risk, including among many other risks that the ESI Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act of 1933, as amended ("Act"), or pursuant to an exemption from the Act's registration requirements.

(b)           MBT SHAREHOLDERS acknowledge and agree that they have been furnished with copies of the periodic reports of ESI filed with the United States Securities and Exchange Commission including those on Forms 10-K and 10-Q since ESI’s inception. MBT SHAREHOLDERS have had an opportunity to ask questions of and receive answers from ESI regarding its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the ESI Shares.

(c)           MBT SHAREHOLDERS are residents of the states of Illinois, Iowa and the country of South Korea.

(d)           MBT SHAREHOLDERS, acting with the assistance of counsel and other professional advisers, possess such knowledge and experience in financial, tax and business matters as to enable them to utilize the information made available by ESI, to evaluate the merits and risks of acquiring the ESI Shares and to make an informed investment decision with respect thereto.

(e)           MBT SHAREHOLDERS were not solicited by ESI or anyone on ESI's behalf to enter into any transaction whatsoever, by any form of general solicitation or general advertising, as those terms are defined in Regulation D of the Securities Act of 1933.

(f)           MBT SHAREHOLDERS: (i) are all “accredited investors” as that term is defined in Rule 501 of Reg. D of the Securities Act of 1933; and, (ii) have a preexisting relationship with ESI.

4.14           Contracts and Other Commitments. Schedule 4.14 of the MBT Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which MBT is a party. MBT has made or will make available to ESI a copy of each such contract. All such contracts are valid and binding upon MBT and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To MBT’S knowledge, no stockholder of MBT has received any payment from any contracting party in connection with or as an inducement for causing MBT to enter into any such contract.

4.15           Absence of Certain Changes or Events. Except as set forth in the MBT Disclosure Schedule, since May 31, 2009 (the "Balance Sheet Date"), there has not been:

(a)           any material adverse change in the financial condition, properties, assets, liabilities or business of MBT;

(b)           any material damage, destruction or loss of any material properties of MBT, whether or not covered by insurance;

(c)           any material adverse change in the manner in which the business of MBT and has been conducted;

(d)           any material adverse change in the treatment and protection of trade secrets or other confidential information of MBT; and

(e)           any occurrence not included in paragraphs (a) through (d) of this Section 4.15 which has resulted, or which MBT has reason to believe, might be expected to result in a material adverse change in the business or prospects of MBT.

4.16           Financial Statements. The MBT Disclosure Schedule contains audited financial statements for the ten month period ended May 31, 2009 (collectively the "MBT Financial Statements"). The MBT Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of MBT for the periods indicated, prepared in accordance with GAAP, consistently applied. There are no assets of MBT the value of which is materially overstated in said balance sheets.

4.17           MBT Intellectual Property. Schedule 4.17 of the MBT Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of MBT, together with a complete list of all licenses granted by or to MBT with respect to any of the above. Except as otherwise set forth in Schedule 4.17 all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by MBT, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. MBT is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. MBT has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

4.18           Subsidiaries. Except as set forth in Schedule 4.18 of the MBT Disclosure Schedule, MBT owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

4.19           Hazardous Materials. To the knowledge of MBT, MBT has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term “Hazardous Materials” means any substance now or hereafter designated which is found to be toxic or harmful to humans or the environment when present in certain amounts or quantities.

4.20           Employees. MBT has no employees that are represented by any labor union or collective bargaining unit.

4.21           Employee Benefit Plans. The MBT Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

4.22           Business Locations. Other than as set forth in the MBT Disclosure Schedule, MBT does not own or lease any real or personal property in any state or country.

4.23           Insurance. Except as set forth in Schedule 4.23 of the MBT Disclosure Schedule, MBT has no insurance policies in effect.

4.24           No Omission or Untrue Statement. To the best of each party’s knowledge, no representation or warranty made by MBT SHAREHOLDERS or MBT to ESI in this Agreement, in the MBT Disclosure Schedule or in any certificate of a MBT officer required to be delivered to ESI pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE V

CLOSING

5.1           Closing. The Exchange shall be completed on the first business day after the day on which the last of the conditions contained in this Article V is fulfilled or waived (the “Closing Date”); provided, however, that in no event shall the Closing occur later than Sept 8, 2009, unless otherwise agreed to by the parties. The Closing shall take place at the office of Claude Pellerin, Esquire, 300 St-Sacrement, suite 209, Montreal, province of Quebec, Canada  or such other place as the parties may agree. At the Closing, ESI, MBT SHAREHOLDERS and MBT shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

5.2           ESI’s Closing Deliveries. At the Closing, in addition to documents referred elsewhere, ESI shall deliver, or cause to be delivered, to MBT:

(a)           a certificate, dated as of the Closing Date, executed by the President or Chief Executive Officer of ESI, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that ESI has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by ESI on or prior to the Closing Date;

(b)           certificates representing the ESI Shares issuable upon consummation of the Exchange;

(c)           Certified resolution of the Board of Directors and shareholders authorizing and approving the transactions set forth herein;

(d)           The ESI Disclosure Schedule;

(e)           such other documents as MBT SHAREHOLDERS, MBT, or their counsel may reasonably require.

5.3           MBT’s Closing Deliveries. At the Closing, in addition to documents referred to elsewhere, MBT SHAREHOLDERS and/or MBT shall deliver to ESI:

(a)           a certificate of MBT, dated as of the Closing Date, executed by the President or Chief Executive Officer of MBT to the effect that the representations and warranties of MBT SHAREHOLDERS contained in this Agreement are true and correct in all material respects and that MBT has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by MBT on or prior to the Closing Date;

(b)           certificates representing MBT Shares owned by MBT SHAREHOLDERS, duly endorsed for transfer or accompanied by a properly executed stock power;

(c)           certified resolutions of the Board of Directors and shareholders of MBT, authorizing and approving the transactions set forth herein;

(d)           the MBT Disclosure Schedule;

(e)           such other documents as ESI or it's counsel may reasonably require.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF ESI

The obligation of ESI to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

6.1           Compliance by MBT SHAREHOLDERS and MBT. MBT SHAREHOLDERS and MBT shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by MBT SHAREHOLDERS and MBT prior to or on the Closing Date;

6.2           Accuracy of MBT SHAREHOLDERS and MBT's Representations. MBT SHAREHOLDERS and MBT’s representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

6.3           Documents. All documents and instruments required hereunder to be delivered by MBT SHAREHOLDERS or MBT to ESI at the Closing shall be delivered in form and substance reasonably satisfactory to ESI and its counsel.

6.4           Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to ESI’s knowledge, be threatened.

6.5           Material Adverse Change. Except for operations in the ordinary course of business, no material adverse change shall have occurred subsequent to June 30, 2009 in the financial position, results of operations, assets, or liabilities of MBT, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of MBT.

6.6           Approval by Board of Directors. The Board of Directors  ESI shall have approved this Agreement and the transactions contemplated hereby.

6.7           Satisfaction with Due Diligence. ESI shall have been satisfied with its due diligence review of MBT, its subsidiaries and their operations.

6.8           Regulatory Compliance. ESI shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO MBT SHAREHOLDERS AND MBT'S OBLIGATIONS

MBT SHAREHOLDERS and MBT's obligation to consummate the Closing is subject to the following conditions:

7.1           Compliance by ESI.  ESI shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.2           Accuracy of Representations of ESI. The representations and warranties of ESI contained in this Agreement (including the exhibits hereto and the ESI Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

7.3           Continuation as Publicly Traded Company. ESI shares shall continue to trade on the FINRA Bulletin Board System.

7.4           Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to MBT SHAREHOLDERS’ and MBT’s knowledge, be threatened.

7.5           Documents. All documents and instruments required hereunder to be delivered by ESI to MBT SHAREHOLDERS and MBT at the Closing shall be delivered in form and substance reasonably satisfactory to MBT SHAREHOLDERS, MBT and their counsel.

7.6           Balance Sheet. Except as set forth in Section 7.6 of the ESI Disclosure Schedule, ESI shall have no liabilities except as incurred in the ordinary course of business, as reflected on ESI's most recent balance sheet, or as otherwise approved by MBT SHAREHOLDERS.

7.7           Approval by Board of Directors and Shareholders. The Board of Directors and shareholders of MBT shall have approved this Agreement and the transactions contemplated hereby.

7.8           Satisfaction with Due Diligence. MBT shall have been satisfied with its due diligence review of ESI and its subsidiary and satisfied itself that ESI shares of common stock are traded FINRA OTC Bulletin Board System.

7.9           Regulatory Compliance. MBT shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

7.10         Outstanding Shares. ESI remains a publicly traded corporation and ESI shall have 43,813,739 shares of ESI common stock issued and outstanding prior to the Closing.

ARTICLE VIII

TERMINATION

8.1           Termination Prior to Closing.

(a)           If the Closing has not occurred by September 15, 2009, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of MBT SHAREHOLDERS, MBT, and ESI;

(b)           Prior to September 8, 2009, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then ESI (in the case of a condition in Article VI) or MBT SHAREHOLDERS (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either ESI or MBT SHAREHOLDERS may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

8.2           Consequences of Termination. Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for the obligations in Section 11.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

ARTICLE IX

ADDITIONAL COVENANTS

9.1           Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

9.2           Changes in Representations and Warranties of a Party. Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

9.3           Name Change. As soon as practicable after the Closing, ESI shall change its name to MBT Inc, DBA Micro Bubble Technologies USA (MBTI) " or other similar name approved by ESI SHAREHOLDERS.

9.4           Increase in Authorized Capital. As soon as practicable after the Closing, ESI will increase its authorized shares of common stock from 100,000,000 shares to 500,000,000.

9.5           Shares Issued to Tri Vu Truong.  At Closing, 750,000 restricted shares of common stock will be issued to Tri Vu Truong as compensation for services rendered to the ESI.

9.6           SEC Filings. The parties agree that the following filings shall be made with the Securities and Exchange Commission ("Commission"): (a) an information statement prepared pursuant to the requirements of Rule 14f-1 under the Exchange Act shall be filed with the Commission; (b) a report on Form 8-K will be filed with the Commission disclosing the consummation of the Exchange; and, (c) any and all other filings necessary to comply with the Exchange Act.

9.7           Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, MBT shall continue to conduct its businesses and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without limitation, without the prior written consent of ESI:

(a)           Sell, lease, assign transfer or otherwise dispose of any of its material assets, including cash;

(b)           Agree to, or assume guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

(c)           Make any material capital expenditures;

(d)           Enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business;

(e)           Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding;

(f)           Make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement;

(g)           Enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; or

(h)           Create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired.

ARTICLE X

SECURITIES

10.1           ESI Shares Not Registered. MBT SHAREHOLDERS have been advised that the ESI Shares have not been and when issued, will not be registered under the Securities Act of 1933, the securities laws of any state of the United States or the securities laws of any other country and that in issuing and selling the ESI Shares to MBT SHAREHOLDERS pursuant hereto, ESI is relying upon the exemption from registration contained in Reg. D of the Securities Act of 1933 and will bear a restrictive legend substantially in the following form:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the "Acts"), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from or in compliance with the registration and prospectus delivery requirements of such Acts.

10.2           Indemnification by ESI. ESI shall indemnify MBT SHAREHOLDERS and MBT in respect of, and hold MBT SHAREHOLDERS and MBT harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by MBT SHAREHOLDERS and MBT:

(a)           resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of ESI contained in this Agreement; and

(b)           resulting from any liability of ESI incurred or resulting from activities that took place prior to the Closing not disclosed on the ESI Financial Statements.

10.3           Indemnification by MBT SHAREHOLDERS and MBT. MBT SHAREHOLDERS and MBT shall jointly and severally indemnify ESI in respect of, and hold ESI harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by ESI:

(a)           resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of MBT SHAREHOLDERS or MBT contained in this Agreement; and,

(b)           resulting from any liability of MBT SHAREHOLDERS or MBT incurred or resulting from activities that took place prior to the Closing not disclosed on the MBT Financial Statements.

ARTICLE XI

MISCELLANEOUS

11.1           Expenses. Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

11.2           Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of ESI or MBT SHAREHOLDERS or MBT pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by MBT SHAREHOLDERS, MBT and ESI as the case may be, hereunder. All representations, warranties, and covenants made by ESI, or MBT SHAREHOLDERS or MBT in this Agreement, or pursuant hereto, shall survive the Closing in a period of two (2) years.

11.3           Publicity. MBT SHAREHOLDERS, MBT, and ESI shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of ESI prior approval by MBT SHAREHOLDERS or MBT would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of the Bulletin Board.

11.4           Non Disclosure. A disclosing party will not at any time after the date of this Agreement, without the recipient’s consent, except in the ordinary operation of its business or as required by law, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of such party (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). The parties will not at any time after the date of this Agreement and prior to the Exchange use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i)  at or prior to the time of disclosure bythe disclosing party was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by the disclosing party, or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of the disclosing party, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of the parties set forth above in this Section 11.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, the recipient shall return to the disclosing party all copies of all Confidential Information previously furnished to it by the disclosing party.

11.5           Succession and Assignments and Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except as expressly set forth herein to the contrary.

11.6           Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service or the PRC Postal Service, as the case may be, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

                                (a)           To MBT SHAREHOLDERS:
1250 S. Grove Ave, Suite 308, Barrington Il 60010
(b)           To MBT:
            1250 S. Grove Ave, Suite 308, Barrington Il 60010
(c)           To ESI:
740 Notre-Dame W. Suite 1525, Montreal (Quebec)

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the tenth business day following the date deposited with the United States Postal Service, or (iii) 72 hours after shipment by such courier service.

11.7           Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of the any state or federal court sitting in the state of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he/she/it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

11.8           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

11.9           No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

11.10         Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

11.11         Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

11.12         Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

11.13         Attorneys Fees. In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorney’s fees and costs in addition to any other relief that it is entitled.

11.14         Consultants. Each party represents to the others that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ESI:	ECOLOCAP SOLUTIONS INC. a Nevada Corporation

	By	TRI VU TRUONG Tri Vu Truong, President

MBT:	MICRO BUBBLE TECHNOLOGIES, INC., a Nevada corporation

By: MICHAEL SIEGEL
Michael Siegel, President

MBT SHAREHOLDERS:	SIGNATURE

Jeung Y. Kwak	JEUNG Y. KWAK

Michael Siegel	MICHAEL SIEGEL

Rob Egger	ROB EGGER

Bradley Snower	BRADLEY SNOWER

Young Yeal Kwak	YOUNG YEAL KWAK

Han Jung Kim	HAN JUNG KIM

Chi Woo Nam	CHI WOO NAM

Joong Haeng Lee	JOONG HAENG LEE

Hyeong Woo Choi	HYEONG WOO CHOI

EXHIBIT A

MBT SHAREHOLDERS

NAME	No. of Shares	Percentage Ownership

Jeung Kwak	800	40%
Michael Siegel	660	33%
Robert Egger Jr.	100	5%
Bradley Snower	200	10%
Young Yeal Kwak	150	7.5%
Han Joong Kim	30	1.5%
Chi Woo Nam	30	1.5%
Joong Haeng Lee	15.75%
Hyong Woo Choi	15.75%
Total:	2000	100%

ESI Disclosure Schedule

The Company has executed a lease for its Montreal office, at a minimum annual rent of approximately $64,000 per year.
The term of the Montreal Lease is February 15, 2014.
A provision have been taken in the financial to cover the monthly lease of $6,001.20 including taxes ($5,316.68 before taxes), for a period of 6 months = $36,007.20 (or $31,900.08 before taxes), that covers Company’s default, after vacating the premises.
Office Equipment: Balance at June 30, 2009     Net Book Value   $16,440

MBT Disclosure Schedule